                                   EXHIBIT 21
                       to Registrant's Report on Form 10-K
                        for the year-ended June 30, 1997

SUBSIDIARIES OF THE REGISTRANT                                    Jurisdiction
                                                                  ------------
Baldwin Americas Corporation                                        Delaware
Baldwin Europe Consolidated Inc.                                    Delaware
Baldwin Asia Pacific Corporation                                    Delaware
Baldwin Technology Limited                                          Bermuda
Baldwin Davlin Finishing Systems, Inc.                              Delaware

SUBSIDIARIES OF BALDWIN AMERICAS CORPORATION
Baldwin Technology Corporation                                      Connecticut
Enkel Corporation                                                   Delaware
Baldwin Graphic Systems, Inc.                                       Delaware

SUBSIDIARIES OF BALDWIN TECHNOLOGY CORPORATION
Kansa Corporation                                                   Kansas

SUBSIDIARIES OF ENKEL CORPORATION
Enkel International Sales Corporation                               Illinois
Enkel Foreign Sales Corporation                                     US Virgin Island

SUBSIDIARIES OF BALDWIN EUROPE CONSOLIDATED INC.
Baldwin Europe Consolidated BV                                      Netherlands
Baldwin Technology France SA                                        France

SUBSIDIARIES OF BALDWIN EUROPE CONSOLIDATED BV
Baldwin Graphic Equipment BV                                        Netherlands
Baldwin German Capital Holding GmbH                                 Germany
Baldwin U.K. Holding Limited                                        United Kingdom
BS Holding AB                                                       Sweden
Graphics Financing Ireland Limited                                  Ireland
Baldwin France Sarl                                                 France

SUBSIDIARIES OF BALDWIN GERMAN CAPITAL HOLDING GMBH
Baldwin  Grafotec GmbH                                              Germany
Baldwin Auslandsbeteiligungs Holding GmbH                           Germany
Jimek Grafotec GmbH                                                 Germany

SUBSIDIARIES OF BALDWIN U.K. HOLDING LIMITED
Baldwin (UK) Ltd.                                                   United Kingdom
Grafotoc UK Ltd.                                                    United Kingdom

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
SUBSIDIARIES OF BS HOLDING AB
Amal AB                                                                  Sweden
IVT Graphics AB                                                          Sweden
Jimek AB                                                                 Sweden

SUBSIDIARIES OF GRAPHICS FINANCING IRELAND LIMITED
Altoste  Ireland                                                         Ireland

SUBSIDIARIES OF BALDWIN  GRAFOTEC GMBH
Baldwin Gegenheimer Ltd.                                                 United Kingdom

SUBSIDIARIES OF BALDWIN AUSLANDSBETEILIGUNGS HOLDING GMBH
Baldwin Hungaria Ltd.                                                    Hungary

SUBSIDIARIES OF  IVT GRAPHICS AB
Jimek International AB                                                   Sweden

SUBSIDIARIES OF BALDWIN ASIA PACIFIC CORPORATION
Baldwin Asia Pacific Ltd.                                                Hong Kong
Baldwin Japan Ltd.                                                       Japan
Baldwin Printing Control Equipment (Beijing) Company, Ltd.               China
BAP VC Limited                                                           British Virgin
                                                                            Islands
SUBSIDIARIES OF BALDWIN ASIA PACIFIC LTD
Baldwin Graphic Equipment Pty. Ltd.                                      Australia
Baldwin Printing Controls Ltd.                                           Hong Kong

SUBSIDIARIES OF BALDWIN JAPAN LTD.
Baldwin-Japan Trading Ltd.                                               Japan